UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Main Street
White Plains
New York	10606
(Address of principal executive offices)	(Zip code)
(914)	684-2800
(Registrant’s telephone number, including area code)
N.A. (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

______________________________________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2019, Bunge Limited (the "Company") issued a press release announcing the appointment of Sheila Bair and Bernardo Hees to the Board of Directors (the “Board”) of the Company, effective December 9, 2019. With the appointment of Ms. Bair and Mr. Hees, the Board will consist of eleven directors.
Ms. Bair, age 65, is the former Chair of the Federal Deposit Insurance Corporation (the "FDIC"), where she served in that capacity from 2006 to 2011. After leaving the FDIC, she joined the Pew Charitable Trust as a senior advisor, a role she held from 2011 through 2015. Bair also served as president of Washington College from 2015 to 2017, and senior advisor to international law firm DLA Piper, from 2014 to 2015. Earlier in her career, she also served as Assistant Secretary for Financial Institutions at the U.S. Department of the Treasury (2001 to 2002), Senior Vice President for Government Relations of the New York Stock Exchange (1995 to 2000), Commissioner of the Commodity Futures Trading Commission (1991 to 1995), and as counsel to Kansas Republican Senate Majority Leader Bob Dole (1981 to 1988). She continues her work on financial policy issues as chair emeritus of the Systemic Risk Council, a public interest group which monitors progress on the implementation of financial reforms. She also serves on several private and public company boards as well as the Volcker Alliance, is an accomplished author and has written several books on financial issues.
Mr. Hees, age 49, served as Chief Executive Officer of The Kraft Heinz Company from July 2015 until June 2019 and as Chief Executive Officer of H.J. Heinz Company from June 2013 until its merger with Kraft Foods Group, Inc. in July 2015. Previously, Mr. Hees served as Chief Executive Officer of Burger King Worldwide Holdings, Inc., a global fast food restaurant chain, from September 2010 to June 2013 and Burger King Worldwide, Inc. from June 2012 to June 2013 and as Chief Executive Officer of América Latina Logística, a Brazilian logistics company, from January 2005 to September 2010. Mr. Hees was also a partner at 3G Capital from 2010 to 2019.
In connection with the appointment of Ms. Bair and Mr. Hees to the Board, each of them will receive compensation for service as a director consistent with that provided to the Company’s other non-employee directors, including an award of restricted stock units upon joining the Board. There are no arrangements or understandings between Ms. Bair or Mr. Hees and any other person pursuant to which either of them was selected as a director. There are no transactions between either Ms. Bair or Mr. Hees and the Company that would be reportable under Item 404(a) of Regulation S-K. The Board has not yet assigned Ms. Bair or Mr. Hees to any particular committees of the Board, but intends to do so at a future meeting.
A copy of the press release announcing the appointment of Ms. Bair and Mr. Hees is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
99.1	Press Release issued on December 10, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2019

BUNGE LIMITED

By:	/s/ John W. Neppl
	Name:	John W. Neppl
	Title:	Executive Vice President, Chief Financial Officer